THERMON REPORTS SECOND QUARTER FISCAL 2020 RESULTS

AUSTIN, Texas, November 5, 2019 -- Thermon Group Holdings, Inc. (NYSE:THR) (the "Company," "Thermon," "we" or "our") today announced consolidated financial results for the second quarter ("Q2 2020") of the fiscal year ending March 31, 2020 ("Fiscal 2020").

Q2 2020 highlights, as compared to the three months ended September 30, 2018 ("Q2 2019"), include:

•	Revenue of $102.9 million, an increase of 14% compared to $90.2 million

•	Fully diluted GAAP earnings per share ("EPS") was $0.21 per fully diluted common share, an increase of $0.11 compared to $0.10

•	Non-GAAP Adjusted EPS was $0.29 per fully diluted common share, an increase of $0.07 compared to $0.22

•	Sequential improvement in Gross Margin of 360 basis points as compared to the three months ended June 30, 2019 ("Q1 2020")

•	Generated $26.7 million of cash provided by operating activities, an increase of $20.4 million as compared to $6.3 million

"We are pleased with the results in the second quarter and continue to see the impact of Thermon’s differentiated offering in our year-over-year revenue growth. We are starting to realize the benefits of our pricing increases and cost reduction initiatives, as these factors contributed to a 360 basis point sequential improvement in gross margins as compared to first quarter. Additionally, we were able to generate over $24.5 million in free cash flow during the quarter, while reducing our Net Debt to Adjusted EBITDA ratio to 2.0x. We are continuing to execute our new product development plans and expect to launch five additional products before the end of our fiscal year. I’m proud of what the Thermon team has achieved so far this year as we continue to deliver results for our customers, shareholders and employees," said Bruce Thames, Thermon's President and Chief Executive Officer.

During Q2 2020, the Company generated revenue of $102.9 million versus $90.2 million in Q2 2019, an increase of $12.7 million or 14%. Revenue from our legacy heat tracing business was $85.2 million and revenue from Thermon Heating Systems ("THS") was $17.7 million in Q2 2020. During Q2 2020, new facility construction (or "Greenfield") and facility maintenance, repair and operations and upgrade or expansion ("MRO/UE") activity from our legacy heat tracing business accounted for 47% and 53% of revenue, respectively, which compares to 31% and 69% in Q2 2019.

Despite the increased contribution of Greenfield revenue to the business in Q2 2020 versus Q2 2019, gross margin during Q2 2020 was 44.1%, as compared to 44.8% in Q2 2019. The Q2 2020 result represents a sequential improvement of 360 basis points relative to Q1 2020, on a similar mix of Greenfield and MRO/UE revenues. The Company expects gross margin performance to return to its historical average of 45% during the second half of Fiscal 2020 due to the impact of price increases, ongoing cost reduction initiatives and an increased mix of MRO/UE revenues.

Q2 2020 total orders were $92.6 million versus $95.8 million in Q2 2019, a decrease of $3.2 million or 3%. Q2 2020 backlog of $102.3 million represents a $47.3 million decrease, or 32%, as compared to Q2 2019 backlog of $149.6 million.

Q2 2020 net income attributable to Thermon and GAAP EPS were $6.9 million and $0.21 per fully diluted common share, respectively, compared to $3.2 million and $0.10 per fully diluted common share, respectively, in Q2 2019. After taking into account the impact of an income tax rate reduction in Alberta, Canada and intangible amortization related to prior acquisition activities (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in Q2 2020 of $9.5 million and Adjusted EPS of $0.29 per fully diluted common share compared to $7.4 million and $0.22 per fully diluted common share, respectively, in Q2 2019.

Adjusted EBITDA was $21.1 million in Q2 2020 as compared to $17.9 million in Q2 2019, an increase of $3.2 million or 18% (see table, Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA).

During the first six months of the fiscal year ending March 31, 2020 ("YTD 2020"), the Company generated revenue of $194.6 million compared to $179.1 million in the first six months of the fiscal year ended March 31, 2019 ("YTD 2019"), an increase of $15.5 million or 9%.

YTD 2020 orders were $175.4 million compared to $169.7 million in YTD 2019, an increase of $5.6 million or 3%.

YTD 2020 net income attributable to Thermon and GAAP EPS were $8.4 million and $0.25 per fully diluted common share, respectively compared to $6.3 million and $0.19 per fully diluted common share in YTD 2019. After taking into account the impact of an income tax rate reduction in Alberta, Canada and intangible amortization related to prior acquisition activities (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in YTD 2020 of $14.4 million and Adjusted EPS of $0.43 per fully diluted common share compared to Adjusted Net Income of $15.2 million and Adjusted EPS of $0.46 per fully diluted common share during YTD 2019.

As of September 30, 2019, the Company had $204.7 million of gross outstanding debt and $39.0 million of cash and cash equivalents representing net debt of $165.7 million. Based on the trailing twelve month Adjusted EBITDA of the Company, our net debt to trailing twelve month Adjusted EBITDA ratio was 2.0x as of September 30, 2019. At the time the THS acquisition closed on October 30, 2017, our net debt to trailing twelve month Adjusted EBITDA ratio was 3.4x. This represents a 41% reduction in our net debt to trailing twelve month Adjusted EBITDA ratio since the THS acquisition.

Outlook

We continue to expect 2% to 4% revenue growth in Fiscal 2020 relative to Fiscal 2019, and we continue to expect margin improvements due to a more typical mix of Greenfield versus MRO/UE business, implemented price increases and ongoing cost reduction initiatives. We currently believe our net debt to Adjusted EBITDA ratio will be approximately 1.5x by the end of Fiscal 2020, excluding the impact of any potential M&A activity.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q2 2020 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's investor relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 407-5976 from within the United States/Canada and (412) 902-0031 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's investor relations website after the conclusion of the call.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted Net Income" and "Free Cash Flow" which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income" and "Adjusted fully diluted earnings per share (or EPS)" represents net income attributable to Thermon before costs related to the consolidation of our operating footprint in Canada, amortization of intangible assets, the tax benefit from an income tax rate reduction in Alberta, Canada and the income tax effect on any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, income attributable to non-controlling interests and costs related to the consolidation of our operating footprint in Canada. "Free Cash Flow" represents cash provided by (used in) operating activities less cash used for the purchase of property, plant and equipment, net of sales of rental equipment and proceeds from sales of land and buildings.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, or

Adjusted Net Income. Adjusted EPS, Adjusted EBITDA and Adjusted Net Income should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free Cash Flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted Net Income and Free Cash Flow may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA," "Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy, chemical processing and power generation capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to operate successfully in foreign countries; (v) our ability to effectively integrate THS product lines into our existing sales and marketing channels; (vi) tax liabilities and changes to tax policy; (vii) our ability to protect data and thwart potential cyber attacks; (viii) our ability to bid and win new contracts; (ix) our ability to successfully develop and improve our products and successfully implement new technologies; (x) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (xi) our revenue mix; (xii) changes in relevant currency exchange rates; (xiii) a material disruption at any of our manufacturing facilities; (xiv) potential liability related to our products as well as the delivery of products and services; (xv) our dependence on subcontractors and third party suppliers; (xvi) our ability to comply with the complex and dynamic system of laws and regulations applicable to domestic and international operations, including U.S. government tariffs and the United Kingdom’s referendum vote; (xvii) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xviii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xix) our ability to remediate the material weakness in our internal control over financial reporting; (xx) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xxi) our ability to protect our trade secrets and intellectual property; (xxii) the extent to which federal, state, local, and foreign governmental regulations of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xxiii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 filed with the Securities and Exchange Commission on June 12, 2019 and in any subsequent Quarterly Reports on Form 10-Q that we may file with the Securities and Exchange Commission. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Kevin Fox

(512) 690-0600

Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Sales	$102,935	$90,154	$194,647	$179,056
Cost of sales	57,503	49,795	112,073	98,968
Gross profit	45,432	40,359	82,574	80,088
Operating expenses:
Marketing, general and administrative and engineering	26,807	25,106	53,506	49,814
Stock compensation expense	1,323	1,085	2,342	2,089
Amortization of intangible assets	4,461	5,496	8,894	11,273
Income from operations	12,841	8,672	17,832	16,912
Interest income and expense, net	(3,312)	(3,521)	(6,735)	(6,731)
Debt cost amortization	(574)	(416)	(870)	(734)
Interest expense, net	(3,886)	(3,937)	(7,605)	(7,465)

Other income (expense)	(172)	346	61	228
Income before provision for taxes	8,783	5,081	10,288	9,675
Income tax expense	1,862	1,756	1,906	2,972
Net income	6,921	3,325	8,382	6,703

Income (loss) attributable to non-controlling interests	9	98	(1)	434
Net income attributable to Thermon	$6,912	$3,227	$8,383	$6,269

Net income per common share:
Basic income per share	$0.21	$0.10	$0.26	$0.19
Diluted income per share	$0.21	$0.10	$0.25	$0.19
Weighted-average shares used in computing net income per common share:
Basic common shares	32,727	32,572	32,681	32,537
Fully-diluted common shares	33,244	33,103	33,112	32,971

	September 30, 2019 (unaudited)	March 31, 2019
Cash and cash equivalents	$39,014	$31,402
Total debt	204,689	217,725
Total equity	354,307	348,949

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA
(Unaudited, in Thousands)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Six Months Ended September 30, 2019	Six Months Ended September 30, 2018
GAAP net income attributable to Thermon	$6,912	$3,227	$8,383	$6,269
Interest expense, net	3,886	3,937	7,605	7,465
Income tax expense	1,862	1,756	1,906	2,972
Depreciation and amortization expense	7,071	7,770	13,956	15,826
EBITDA (non-GAAP)	$19,731	$16,690	$31,850	$32,532
Stock compensation expense	1,323	1,085	2,342	2,089
Consolidation of operating footprint in Canada	—	—		757
Income (loss) attributable to non-controlling interests	9	98	(1)	434
Adjusted EBITDA (non-GAAP)	$21,063	$17,873	$34,191	$35,812

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Six Months Ended September 30, 2019	Six Months Ended September 30, 2018	Adjustment to:
GAAP net income attributable to Thermon	$6,912	$3,227	$8,383	$6,269
Consolidation of operating footprint in Canada	—	—	—	757	Operating expense
Amortization of intangible assets	4,461	5,496	8,894	11,273	Intangible amortization
Tax benefit for impact of rate reduction in Alberta, Canada	(784)	—	(784)	—	Tax benefit
Tax effect of adjustments	(1,071)	(1,356)	(2,135)	(3,087)
Adjusted net income (non-GAAP)	$9,518	$7,367	$14,358	$15,212

Adjusted-fully diluted earnings per common share (non-GAAP)	$0.29	$0.22	$0.43	$0.46

Fully-diluted common shares	33,244	33,103	33,112	32,971

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Six Months Ended September 30, 2019	Six Months Ended September 30, 2018
Cash (used in) provided by operating activities	$26,651	$6,337	$30,050	$2,115
Less: Cash used for purchases of property, plant and equipment	(2,113)	(2,836)	(3,839)	(5,702)
Plus: Sale of rental equipment	19	411	145	522
Free cash flow (used) provided (non-GAAP)	$24,538	$3,912	$26,356	$(3,065)